UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110
Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2026, Inovio Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale by the Company in a public offering of 12,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and accompanying Series A warrants to purchase up to 12,500,000 shares of its Common Stock (or pre-funded warrants, each representing the right to purchase one share of Common Stock at an exercise price of $0.001 (the “Pre-Funded Warrants”) in lieu thereof) at an exercise price of $1.40 per share of common stock (or $1.399 per Pre-Funded Warrant) (the “Series A Warrants”) and Series B warrants to purchase up to 12,500,000 shares of its Common Stock (or Pre-Funded Warrants in lieu thereof) at an exercise price of $1.40 per share of Common Stock (or $1.399 per Pre-Funded Warrant) (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), at a combined public offering price of $1.40 per share of Common Stock and accompanying Series A and Series B Warrants (the “Offering”).

The Company also granted the Underwriters an option for a period of 30 days to purchase up to 1,875,000 additional shares of the Company’s common stock and Series A Warrants to purchase up to 1,875,000 additional shares of its common stock and Series B Warrants to purchase up 1,875,000 additional shares of its common stock at the public offering price, less underwriting discounts and commissions.

The net proceeds to the Company from the Offering are expected to be approximately $16 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, and assuming no exercise of the Underwriters’ option to purchase additional shares and the Warrants. All of the Shares and the Warrants are being sold by the Company. The closing of the Offering is expected to occur on or about April 6, 2026, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-275445), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 31, 2024, as supplemented by a prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Each Series A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to $1.40 per share (or $1.399 per Pre-Funded Warrant), will be immediately exercisable and will expire on the date that one (1) year from the date of issuance. Each Series B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to $1.40 per share (or $1.399 per Pre-Funded Warrant), will be immediately exercisable and will expire five (5) years from the date of issuance. A holder of the Warrants will not be entitled to exercise any portion of such Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates, any other persons acting as a group together with the holder and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 4.99% (or, upon election by the holder prior to the issuance of the Warrant, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. If a holder holds less than 20% of the number of shares of Common Stock outstanding prior to giving effect to the issuance of shares issuable upon exercise, then, upon at least 61 days’ prior notice from such holder, subject to the terms of the Warrants, such holder may increase or decrease such percentage to any other percentage not in excess of 19.99%. If the holder is not permitted to exercise a Series A Warrant or a Series B Warrant for common stock due to the foregoing limitation, then the holder may exercise such Warrant for an equivalent number of Pre-Funded Warrants with an exercise price of $0.001. In addition, in certain circumstances, upon a fundamental transaction (as described in the Warrants), a holder of Warrants will be entitled to receive, upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction or number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation. In lieu of receiving such Common Stock in the fundamental transaction, the Warrant holder may elect to have the Company or the successor entity purchase the holder’s Warrant for its fair market value measured by the Black-Scholes method.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Underwriting Agreement, Series A Warrants and Series B Warrants are each qualified in their entirety by reference to the Underwriting Agreement, form of Pre-Funded Warrant, the form of Series A Warrant and the form of Series B Warrant, respectively, which are attached as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Cooley LLP relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

On April 1, 2026 and April 2, 2026, the Company issued press releases announcing the launch and pricing of the Offering, respectively, copies of which are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Offering, such as the expected net proceeds and anticipated closing date. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated April 2, 2026, by and between Inovio Pharmaceuticals, Inc. and Piper Sandler & Co.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release.

99.2	Press Release.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: April 6, 2026	/s/ Peter Kies
Peter Kies
Chief Financial Officer